UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 13, 2006
PEABODY ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16463	13-4004153
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

701 Market Street, St. Louis, Missouri	63101
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (314) 342-3400
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
SIGNATURE

Item 8.01. Other Events.
On October 25, 2006, Peabody Energy Corporation (“Peabody”) completed the acquisition of Excel Coal Limited, an independent coal company in Australia (the “Excel Acquisition”). Peabody funded the acquisition with net proceeds from its registered offering of senior notes and borrowings under its senior unsecured credit facility. Peabody expects to refinance certain borrowings made under its senior unsecured credit facility in connection with the Excel Acquisition through an offering of convertible junior subordinated debentures.
The following unaudited pro forma combined financial statements give effect to Peabody’s acquisition of Excel completed on October 25, 2006, the related acquisition financings and the refinancing of borrowings under our senior unsecured credit facility through an offering of convertible junior subordinated debentures. The unaudited pro forma combined balance sheet as of September 30, 2006 is presented as if the acquisition and the related financings had occurred on that date. The unaudited pro forma combined statement of operations for the nine months ended September 30, 2006 and for the year ended December 31, 2005 assume that the acquisition had occurred on January 1, 2005. The acquisition and the related financings are accounted for using the purchase method of accounting, with the purchase price allocated to the assets acquired and liabilities assumed based on estimated fair values, pending the completion of independent appraisals.
The unaudited pro forma combined financial statements should be read in conjunction with (i) Peabody’s historical audited financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” filed in our Annual Report on Form 10-K for the year ended December 31, 2005, (ii) our historical unaudited financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” filed in our Quarterly Report on Form 10-Q for the nine months ended September 30, 2006 and (iii) the historical audited financial statements of Excel, previously included in a Current Report on Form 8-K, filed on October 2, 2006.
The unaudited pro forma combined financial statements are for informational purposes only and are not necessarily indicative of the financial position that would have been obtained or the results of operations that would have occurred if the acquisition and the related financings had been consummated on the dates indicated, nor are they necessarily indicative of our financial position or results of operations in the future. The pro forma adjustments, as described in the Notes to Pro Forma Combined Financial Statements, are based upon available information and upon assumptions that Peabody’s management believes are reasonable. The actual amounts that Peabody records based on its final assessment of fair values may differ materially from the information presented in these unaudited pro forma combined financial statements.
Due to differing fiscal years between Peabody, which ends its fiscal year on December 31, and Excel, which ends its fiscal year on June 30, calculations were necessary to conform Excel’s financial information to the time periods presented.
Information related to Excel included in the unaudited pro forma combined balance sheet as of September 30, 2006 was translated from A$ to US$ using a foreign exchange rate of A$1.00=US$0.7480, based on the closing rate on September 29, 2006. The unaudited pro forma combined statement of operations for the nine months ended September 30, 2006 was translated from A$ to US$ using an exchange rate of A$1.00=US$0.7480, based on the average closing rates for the period from January 3, 2006 through September 29, 2006. The unaudited pro forma combined statement of operations for the year ended December 31, 2005 was translated from A$ to US$ using an exchange rate of A$1.00=US$0.7622, based on the average closing rates for the period from January 4, 2005 through December 30, 2005. Asset retirement obligation expense and depreciation, depletion and amortization were translated from A$ to US$ using a historical exchange rate equal to the opening rate on January 4, 2005 of A$1.00=US$0.7790 for all periods presented.

PEABODY ENERGY CORPORATION
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2005
(Dollars in thousands, except per share data)

	Peabody	Excel Coal
	Energy	Limited	Pro Forma		Pro Forma
	Historical	Historical	Adjustments		as Adjusted
REVENUES
Sales	$4,545,323	$326,208			$4,871,531
Other revenues	99,130	2,130			101,260

Total revenues	4,644,453	328,338	—		4,972,791

COSTS AND EXPENSES
Operating costs and expenses	3,715,836	221,509	7,000	(a)	3,944,345
Depreciation, depletion and amortization	316,114	17,864	19,800	(b)	353,778
Asset retirement obligation expense	35,901	4,279			40,180
Selling and administrative expenses	189,802	16,914			206,716
Net (gain) loss on disposal or exchange of assets	(101,487)	1			(101,486)
Income from equity affiliates	(30,096)	(3,445)			(33,541)

OPERATING PROFIT	518,383	71,216	(26,800)		562,799
Interest expense	102,939	7,997	(7,997	)(c)	102,939
			123,840	(d)	123,840
Interest income	(10,641)	(4,261)	4,261	(c)	(10,641)

INCOME BEFORE INCOME TAXES AND MINORITY INTERESTS	426,085	67,480	(146,904)		346,661
Income tax provision (benefit)	960	18,695	(41,499	)(e)	(21,844)
Minority interests	2,472	4,755			7,227

NET INCOME	$422,653	$44,030	$(105,405)		$361,278

Basic earnings per share	$1.62	$0.17	$(0.40)		$1.38
Diluted earnings per share	$1.58	$0.16	$(0.39)		$1.35

Weighted average shares outstanding — basic	261,519,424	261,519,424	261,519,424		261,519,424
Weighted average shares outstanding — diluted	268,013,476	268,013,476	268,013,476		268,013,476

PEABODY ENERGY CORPORATION
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30, 2006
(Dollars in thousands, except per share data)

	Peabody	Excel Coal
	Energy	Limited	Pro Forma		Pro Forma
	Historical	Historical	Adjustments		as Adjusted
REVENUES
Sales	$3,805,838	$292,227			$4,098,065
Other revenues	87,348	2,805			90,153

Total revenues	3,893,186	295,032	—		4,188,218

COSTS AND EXPENSES
Operating costs and expenses	3,078,880	183,110	7,000	(a)	3,268,990
Depreciation, depletion and amortization	263,103	17,503	14,430	(b)	295,036
Asset retirement obligation expense	25,911	1,933			27,844
Selling and administrative expenses	118,793	17,404			136,197
Net gain on disposal or exchange of assets	(94,309)	(453)			(94,762)
(Income) loss from equity affiliates	(19,132)	129			(19,003)

OPERATING PROFIT	519,940	75,406	(21,430)		573,916
Interest expense	79,130	6,703	(6,703	)(c)	79,130
			92,874	(d)	92,874
Interest income	(6,026)	(1,758)	1,758	(c)	(6,026)

INCOME BEFORE INCOME TAXES AND MINORITY INTERESTS	446,836	70,461	(109,359)		407,938
Income tax provision	10,905	21,052	(30,550	)(e)	1,407
Minority interests	10,267	3,874			14,141

NET INCOME	$425,664	$45,535	$(78,809)		$392,390

Basic earnings per share	$1.61	$0.17	$(0.30)		$1.49
Diluted earnings per share	$1.58	$0.17	$(0.29)		$1.46

Weighted average shares outstanding — basic	263,631,134	263,631,134	263,631,134		263,631,134
Weighted average shares outstanding — diluted	269,320,801	269,320,801	269,320,801		269,320,801

PEABODY ENERGY CORPORATION
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
SEPTEMBER 30, 2006
(Dollars in thousands)

	Peabody	Excel Coal		Pro forma
	Energy	Limited		Adjustments
	Historical	Historical		(g)		Total
Assets
Cash and cash equivalents	$317,405	$30,052		$11,094		$358,551
Accounts receivable, less allowance	244,730	18,735		—		263,465
Inventories	181,444	35,321		7,000	(g)	223,765
Assets from coal trading activities	96,087	—		—		96,087
Deferred income taxes	94,124	—		—		94,124
Other current assets	84,409	5,346		—		89,755

Total current assets	1,018,199	89,454		18.094		1,125,747
Property, plant, equipment and mine development, net	5,565,540	540,405		1,475,000	(g)	7,580,945
Deferred income taxes	—	19,185		—		19,185
Goodwill	—	—		99,457	(g)	99,457
Investments and other assets	644,798 (f)	167,761		(285,779	)(f)	526,780

Total assets	$7,228,537	$816,805		$1,306,772		$9,352,114

Liabilities and Stockholders’ Equity
Current liabilities
Current maturities of long-term debt	$77,691	$17,122		$(17,122	)(h)	$77,691
Liabilities from coal trading activities	80,695	—		—		80,695
Accounts payable and accrued expenses	853,003	135,317		—		988,320

Total current liabilities	1,011,389	152,439		(17,122)		1,146,706
Long-term debt, less current maturities	1,624,912	271,941	(h)	1,316,206	(h)	3,213,059
Deferred income taxes	254,387	24,220		—		278,607
Asset retirement obligations	407,365	7,171		—		414,536
Workers’ compensation obligations	240,312	—		—		240,312
Accrued postretirement benefit costs	975,413	3,357		—		978,770
Other noncurrent liabilities	329,621	23,056		323,000	(g)	675,677

Total liabilities	4,843,399	482,184		1,622,084		6,947,667
Minority interests	15,506	18,298		—		33,804
Stockholders’ equity
Common stock	2,667	215,368		(215,368	)(g)	2,667
Additional paid-in capital	1,562,113	—		—		1,562,113
Retained earnings	956,790	99,944		(99,944	)(g)	956,790
Accumulated other comprehensive income (loss)	(48,245)	1,011		—		(47,234)
Treasury stock	(103,693)	—		—		(103,693)

Total stockholders’ equity	2,369,632	316,323		(315,312)		2,370,643

Total liabilities and stockholders’ equity	$7,228,537	$816,805		$1,306,772		$9,352,114

NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS

(a)	To adjust operating costs and expenses based on our estimated fair value adjustment to coal inventory.

(b)	To adjust depreciation, depletion and amortization based on the portion of the acquisition cost allocated to long-lived assets.

(c)	To reverse historical interest expense incurred by Excel, as well as historical interest income earned by Excel.

(d)	Represents pro forma interest expense, including the amortization of debt issuance costs where applicable, resulting from our new capital structure (dollars in thousands):

		Nine Months
	Year Ended	Ended
	December 31,	September 30,
	2005	2006
Revolving credit facility (1)	1,126	1,408
Term loan facility (2)	47,917	40,594
7 7/8% Senior notes (3)	20,150	15,113
7 3/8% Senior notes (4)	48,718	36,538
6 7/8% Senior notes (5)	47,746	36,012
5 7/8% Senior notes (6)	14,879	10,894
Subordinated note (7)	6,656	4,445
Convertible junior subordinated debentures (8)	25,321	18,991
Surety bond expense (9)	11,095	6,043
Other long-term debt (10)	3,172	1,966

Total pro forma interest expense	226,779	172,004
Less historical interest expense	102,939	79,130

Net adjustment to interest expense	123,840	92,874

(1)	Reflects pro forma amortization of debt issuance costs. Borrowings outstanding under this facility were limited to $312.0 million at September 30, 2006, which is assumed to be replaced by the convertible junior subordinated debentures. To the extent debt outstanding under the revolving credit facility is not repaid with proceeds from the convertible junior subordinated debentures, interest expense would increase by approximately $4.0 million.

(2)	Reflects pro forma interest expense on our term loan facility at an assumed LIBOR plus 1% interest rate of 6.3%.

(3)	Reflects pro forma interest expense on the 2026 senior notes at an interest rate of 7.88%.

(4)	Reflects pro forma interest expense on the 2016 senior notes at an interest rate of 7.38%.

(5)	Reflects historical interest expense on our 6 7/8% senior notes.

(6)	Reflects historical interest expense on our 5 7/8% senior notes.

(7)	Reflects historical interest expense on our 5% subordinated note.
(8)	Reflects pro forma interest expense on our convertible junior subordinated debentures at an assumed rate of 5.0%. For each percentage point by which the average interest rate on the convertible junior subordinated debentures deviates from 5.0%, this adjustment would change by approximately $1.0 million per $100 million of convertible junior subordinated debentures.

(9)	Reflects historical fees for surety bonds outstanding.

(10)	Reflects historical letter of credit fees, interest on capital leases and the effect of interest rate swaps.

(e)	To record income tax expense (benefit) on the pro forma adjustments to results of operations using an assumed Australian effective tax rate of 28%.

(f)	The September 30, 2006 historical Peabody balance sheet includes an investment of $307.8 million for a 19.99% interest in Excel. The pro forma adjustment reversed this investment and assumes capitalization of $11.2 million of debt issue costs incurred in connection with the convertible junior subordinated debentures and $10.8 million of debt issue costs incurred related to Peabody’s issuance of $900 million aggregate principal amount of senior notes in October 2006.

(g)	To record the purchase transaction and allocate the $1,525 million purchase price (and $49 million of transaction costs) to the assets acquired and the liabilities assumed based on the estimated fair values of each item as follows (dollars in thousands):

Estimated
Fair Value
Current assets	$96,454
Property, plant, equipment and mine development, net	2,015,405
Goodwill	99,457
Investments and other assets	186,946
Current liabilities	(135,317)
Long-term debt, including current maturities	(289,063)
Asset retirement obligations	(11,530)
Accrued postretirement benefit costs	(3,357)
Other noncurrent liabilities	(365,917)
Minority interest	(18,298)
Accumulated other comprehensive income	(1,011)

Total	$1,573,769

(h)	Reflects the issuance of additional debt to acquire Excel, the assumption of Excel’s outstanding debt, and the repayment of previously outstanding debt obligations. As of September 30, 2006, Peabody borrowed $312 million on the revolving credit facility to acquire the initial 19.99% interest in Excel. To finance the remaining portion of the Excel acquisition on October 25, 2006, Peabody borrowed $510 million under the Term Loan Facility and issued $900 million aggregate principal amount of senior notes ($896.9 million net of issue discount). Peabody expects to issue $500 million of convertible junior subordinated debentures and utilize the proceeds to repay the outstanding balance under the Revolving Credit Facility, and additional amounts related to the Term Loan Facility and Excel’s outstanding debt. A summary of these transactions are as follows:

Delayed draw term loan	$510.0
Senior notes issued	896.9
Convertible junior subordinated debentures	500.0
Excel debt assumed	289.0

2,195.9

Repayment of debt under revolving credit facility, term loan and assumed Excel debt	(607.8)

Additional debt to acquire Excel	$1,588.1

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION

Date: December 13, 2006

/s/ RICHARD A. NAVARRE

Richard A. Navarre
Chief Financial Officer and
Executive Vice President of Corporate Development